 Exhibit 99.2

Evo Acquisition Corp. Announces Closing of Upsized $125,005,000 Initial Public Offering Including Full Exercise of the Over-Allotment Option

Crystal Bay, Nevada, Feb. 11, 2021 (GLOBE NEWSWIRE) -- Evo Acquisition Corp. (the “Company”) (NASDAQ: EVOJU), announced the closing of its upsized initial public offering of 12,500,500 units, at $10.00 per unit, including 1,630,500 units pursuant to the full exercise of the underwriters’ over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $125,005,000.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in the technology and financial sectors, including companies with a nexus to Japan. The Company is led by its Chairman, Michael Lerch, its Chief Executive Officer, Richard Chisholm, and its Chief Financial Officer, Adrian Brindle.

The Company’s units began trading on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “EVOJU” on February 9, 2021. Each unit issued in the offering consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. After the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on NASDAQ under the symbols “EVOJ” and “EVOJW,” respectively.

B. Riley Securities, Inc. and SMBC Nikko Securities America, Inc. acted as book-running managers of the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $125,005,000 (or $10.00 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet as of February 11, 2021, reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from B. Riley Securities, Inc. at 1300 17th Street N., Suite 1400, Attn: Syndicate Prospectus Department, Arlington, Virginia 22209, by telephone at (800) 846-5050 or by email at prospectuses@brileyfin.com; and from SMBC Nikko by email at prospectus@smbcnikko-si.com.

A registration statement relating to these securities has been filed with the SEC, and was declared effective by the SEC on February 8, 2021. An additional registration statement was filed with the SEC with respect to the upsized offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the search for an initial business combination and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus with respect to the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Richard Chisholm
Chief Executive Officer
Evo Acquisition Corp.
info@evospac.com | 775.624.9360